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                                                                   EXHIBIT 99(a)

[KINDER MORGAN LOGO]                                              [CALPINE LOGO]

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Kinder Morgan Contacts:                              Calpine Contacts:  408/995-5115
Larry Pierce, Media Relations (713) 369-9407         Media Relations:  Katherine Potter, X1168
Irene Broussard, Investor Relations (713) 369-9490   Investor Relations:  Rick Barraza, X1125
www.kindermorgan.com                                 www.calpine.com
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                   KINDER MORGAN AND CALPINE ANNOUNCE PLANS TO
                 DEVELOP NEW NATURAL GAS PIPELINE TO CALIFORNIA
             SONORAN ACCEPTS BINDING BID FOR 400,000 DEKATHERMS/DAY

         HOUSTON, May 2, 2001 - Kinder Morgan Energy Partners, L.P. (NYSE:KMP) and national independent power company Calpine Corporation (NYSE:CPN) today announced plans to jointly develop the Sonoran Pipeline, subject to a successful open season and all other approvals. As proposed, the Sonoran Pipeline will be a 1,160-mile, high-pressure interstate natural gas pipeline from the San Juan Basin in northern New Mexico to markets in California. The project will provide much needed natural gas transportation capacity to California to serve rapidly growing electric generation demand. In addition, producers will be able to move more natural gas from the San Juan Basin through the Sonoran Pipeline. This will benefit California consumers, as access to these abundant natural gas supplies has been constrained due to a lack of pipeline infrastructure.

         The interstate pipeline will be evaluated and developed in two phases, which will be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC). The first phase will run from the San Juan Basin to the California border, with the second phase extending from the California border to the San Francisco Bay area. The first phase of the pipeline is expected to be completed in the summer of 2003.

         "This exciting project will enable us to grow our core business and extend our natural gas transportation service into new markets," said Richard D. Kinder, chairman and CEO of KMP. "We don't currently transport natural gas into California, but we do own and operate

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KMP-CALPINE                                                               PAGE 2

the largest independent products pipeline on the West Coast, headquartered in Orange, Calif. We will utilize our expertise as a major natural gas pipeline operator and transporter to build the Sonoran Pipeline, and we look forward to expanding our relationship with Calpine, one of the leading power plant developers in America."

         According to Pete Cartwright, chairman, president and CEO of Calpine, the project will serve several important purposes for Calpine. "The Sonoran Pipeline will help ensure a diverse supply of natural gas in California. With our existing plants in California, and our plans to bring on line an additional 9,000 megawatts of capacity, it is essential that we have a dependable, competitively priced source of natural gas. This important new pipeline will allow us to better control our costs in the California market to help lower energy prices and build needed generation. This project is a great example of two energy companies joining forces and utilizing their complementary strengths to provide real solutions to California's energy crisis."

         The project is expected to be developed in two phases.

PHASE ONE:

         Phase One will consist of approximately 460 miles of 36-inch, high-pressure natural gas interstate pipeline originating from interconnects with TransColorado Gas Transmission Company, Transwestern Pipeline Company and various points at the Blanco Hub in San Juan County, N.M. near the Colorado-New Mexico state line; thus providing access to the major producing basins in the western U.S. The pipeline will continue westward with delivery points on the California/Arizona border near Needles with a 20-mile, 24-inch lateral to Topock. The pipeline will initially transport up to 750,000 dekatherms (Dth) of natural gas per day and can be economically expanded with compression to transport up to 1.0 million Dth per day. A binding "open season" will be held this month and potential shippers will be given the opportunity to commit to firm capacity on the new line. Given sufficient shipper support in the open season, Sonoran Pipeline, LLC (Sonoran) proposes an in-service date in the summer of 2003. The estimated cost of phase one of the project is approximately $624 million. The open season will seek at a minimum, 20-year term commitments at a fixed transport rate of $0.39 per Dth for firm transportation. Sonoran proposes to charge shippers

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KMP-CALPINE                                                               PAGE 3

actual fuel on Phase One via a fuel tracker. Fuel is estimated at 1.3 percent. Sonoran has already received an acceptable binding bid from Calpine Energy Services, L.P. for 400,000 Dth per day.

PHASE TWO:

         Phase Two will be an extension of Phase One and consist of approximately 590 miles of 36-inch and 42-inch high-pressure interstate natural gas pipeline continuing from Needles on the California border to points within California, terminating near Antioch in Contra Costa County. Depending on shipper interest, Phase Two will transport from 1.0 to 1.5 million Dth of natural gas per day. A non-binding "open season" will be held on Phase Two simultaneous with the Phase One open season, and potential shippers will be given the opportunity to express their interest in obtaining firm capacity to California delivery points. Sonoran has already received a non-binding bid from Calpine Energy Services, L.P. for 500,000 Dth per day for Phase Two. The estimated cost of Phase Two is approximately $1.1 billion.

         The pipeline could connect with several gas pipelines, utilities and suppliers, such as Kern River, Mojave, Elk Hills, Pacific Gas and Electric Company, Southern California Gas and numerous gas-fired power plants, including Calpine's, along its route. Additionally, Sonoran would consider other potential connections in accordance with shipper requests.

         After finalizing precedent agreements, in which shippers make binding contractual commitments to capacity on the line, Sonoran Pipeline will file an application for approval of the project with the FERC. Sonoran expects to utilize existing right-of-way corridors as much as possible to minimize potential environmental impact. Shippers seeking additional information on the project should contact Vice President Scott Parker at (630) 691-3689 or Project Director Ron Happach at (630) 691-3622.

         Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 31,200 megawatts of base load capacity and 6,800

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KMP-CALPINE                                                               PAGE 4

megawatts of peaking capacity in operation, under construction, and in announced development in 28 states and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

         Kinder Morgan Energy Partners, L. P. is the nation's largest pipeline master limited partnership with an enterprise value of more than $7 billion. It owns and operates one of the largest product pipeline and terminal systems in the country. In addition, it is a major transporter of natural gas, operating more than 10,000 miles of pipeline; is the nation's leading provider of CO2 for use in enhanced oil recovery projects; and is one of the largest operators of bulk terminals, with 29 terminals which transload 40 million tons of coal, petroleum coke and other products annually. The general partner of KMP is owned by Kinder Morgan, Inc. (NYSE: KMI), one of the largest midstream energy companies in America, operating more than 30,000 miles of natural gas and product pipelines. KMI also has significant retail distribution, electric generation and terminal assets. Combined, the two companies have an enterprise value of approximately $17 billion.

         THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ALTHOUGH KINDER MORGAN BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL MATERIALIZE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS HEREIN ARE ENUMERATED IN KINDER MORGAN'S FORM 10-K AND 10-Q AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS NEWS RELEASE DISCUSSES CERTAIN MATTERS THAT MAY BE CONSIDERED "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF CALPINE CORPORATION ("THE COMPANY") AND ITS MANAGEMENT. YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS SUCH AS, BUT NOT LIMITED TO, (i) CHANGES IN GOVERNMENT LAWS AND REGULATIONS, (ii) THE RESULTS OF PROCEEDINGS BEFORE REGULATORY BODIES OR COURTS WITH JURISDICTION OVER THE PROJECT, (iii) COMMERCIAL OPERATIONS OF THE PROJECT THAT MAY BE DELAYED OR PREVENTED BECAUSE OF VARIOUS DEVELOPMENT AND CONSTRUCTION RISKS SUCH AS THE INABILITY TO OBTAIN FINANCING AND THE NECESSARY PERMITS TO OPERATE, THE ACQUISITION OF RIGHTS-OF-WAY, OR THE FAILURE OF THIRD PARTY CONTRACTORS TO PERFORM THEIR CONTRACTUAL OBLIGATIONS,
(IV) COST ESTIMATES ARE PRELIMINARY AND ACTUAL COSTS MAY BE


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KMP-CALPINE                                                               PAGE 5

HIGHER THAN ESTIMATED, WHICH COULD ADVERSELY AFFECT THE RETURN ON INVESTMENT,
(v) OTHER MARKET RESPONSES OF COMPETITORS, (vi) FUTURE DEMAND FOR NATURAL GAS IN THE MARKETS THE PIPELINE PROPOSES TO SERVE, (vii) THE RISKS ASSOCIATED WITH ENGINEERING, DESIGNING AND INSTALLING PIPELINE PARTS AND COMPONENTS, OR (VIII) DELIVERY AND PERFORMANCE RISKS ASSOCIATED WITH PIPELINE PARTS AND COMPONENTS ATTRIBUTABLE TO PRODUCTION, QUALITY CONTROL, SUPPLIERS AND TRANSPORTATION. YOU ARE ALSO REFERRED TO THE OTHER RISKS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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